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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 (Amendment No. 1) of Elizabeth Arden, Inc. of our report dated March 4, 2004, except as to the second paragraph of Note 12, as to which the date is March 30, 2004, relating to the financial statements, which appears in Elizabeth Arden Inc's Annual Report on Form 10-K for the year ended January 31, 2004. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
New York, New York
April 12, 2004